Exhibit 99.1

FOR IMMEDIATE RELEASE AUGUST 4, 2011

Contact Information Below

CORELOGIC REPORTS SECOND QUARTER 2011 NET INCOME OF
$31.5 MILLION, OR $0.29 PER SHARE, ON REVENUE OF $396.4 MILLION

SECOND QUARTER PRE-TAX INCOME OF $42.8 MILLION, ADJUSTED PRE-TAX INCOME1 OF $21.0 MILLION, ADJUSTED EBITDA1 OF $61.1 MILLION

RESULTS INCLUDE ONE-TIME ACQUISITION-RELATED GAIN ON INITIAL INVESTMENT IN RP DATA OF $58.9 MILLION

•	Second quarter revenues totaled $396.4 million, compared to $411.0 million in the second quarter of 2010.

•	Data and Analytics segment benefited from the RP Data acquisition, higher capital markets project-based revenues and higher consumer services revenues.

•
Business and Information Services segment experienced significant declines in appraisal and broker price opinion business reflecting client losses, changing market dynamics and general declines in industry origination and problem loan volumes.

•	Company made significant progress on cost savings initiatives with estimated $20.0 million in 2011 benefits.

•	Continued innovation in the Data and Analytics segment with the issuance of two patents and new product launches.

•	Announced a strategic outsourcing relationship with Cognizant, that will reduce the company’s global workforce by 40 percent.

•	Repurchased 8.7 million shares in the quarter, for total proceeds of $161.4 million.

•	Hired Frank Martell as the company’s CFO.

Santa Ana, Calif., August 4, 2011 – CoreLogic (NYSE:CLGX) today reported net income of $31.5 million for the quarter ended June 30, 2011 compared with net income of $24.4 million in the same period of 2010.  Diluted earnings were $0.29 per share in the second quarter of 2011 compared with diluted earnings of $0.22 per share in the second quarter of 2010.

1 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 11 and following.

Significant pre-tax items in the second quarter of 2011 included acquisition-related gains of $58.9 million recorded on the company’s existing investment in RP Data and the write-off of deferred financing costs associated with the company’s prior credit facility of $10.2 million.

Anand Nallathambi, President and Chief Executive Officer, commented on the quarter, “During the second quarter we continued to strategically reposition our company with the acquisition of RP Data and the announced partnership with Cognizant.  We also made progress on aggressive cost cutting and streamlining initiatives that will benefit the company into the future.”

Continuing on, Nallathambi added:  “The Data and Analytics segment delivered another solid quarter with growth in risk and fraud services.  We also launched a web-based portal, IdentityLogic, that will be a consumer-facing credit-monitoring service.  Finally, the Business and Information Services segment expanded its flood data and geo-spatial offerings and made progress on the international expansion of its market-leading tax servicing business.”

“Continued innovation and growth in our core businesses is essential in light of the uncertainty in the U.S. housing market.  Regulatory and economic concerns have constrained the volume of mortgage originations despite low interest rates and record levels of single-family home affordability.   As a result, we did not experience the typical degree of seasonality in the second quarter.  These effects, and lack of typical seasonality, negatively impacted our quarterly results on a year-over-year basis, and make us increasingly cautious in our outlook for the remainder of the year.”

The following discussion compares the second quarters of 2011 and 2010 unless otherwise noted.

FINANCIAL SUMMARY
(Unaudited)

($ millions)	2Q11	1Q11	2Q10
Total revenue (excludes equity in earnings of affiliates)	$396.4	$404.0	$411.0
Data and Analytics	200.0	203.2	188.1
Business and Information Services	199.8	206.3	228.1
Corporate and Eliminations	(3.4)	(5.6)	(5.2)
Total operating expenses	$391.8	$374.6	$384.2
Data and Analytics	181.8	170.4	154.6
Business and Information Services	180.7	181.4	189.3
Corporate and Eliminations	29.3	22.8	40.3
Total pretax income / margin (%)	$42.8 / 11%	$52.6 / 13%	$12.0 / 3.0%
Data and Analytics	18.3 / 9%	58.2 / 29%	33.0 / 18%
Business and Information Services	19.8 / 10%	25.3 / 12%	37.5 / 16%
Corporate and Eliminations	4.7 / NM	(30.9) / NM	(58.6) / NM
Adjusted pretax income / margin (%)2	$21.0 / 5%	$40.7 / 10%	$65.7 / 16%
Data and Analytics	23.2 / 11%	36.3 / 18%	33.4 / 18%
Business and Information Services	30.5 / 15%	34.8 / 16%	53.3 / 22%
Corporate and Eliminations	(32.6) / NM	(30.4) / NM	(20.9) / NM
Cash on balance sheet	$171	$150	$362
Total debt outstanding	$939	$524	$615

2 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 11 and following.

BUSINESS SEGMENT RESULTS
(Unaudited)

($ millions)	2Q11	1Q11	2Q10
Total adjusted revenue3	$408.5	$414.6	$421.9
Data and Analytics	203.3	205.7	188.3
Business and Information Services	208.5	214.4	242.4
Corporate and Eliminations	(3.4)	(5.5)	(8.8)
Total adjusted EBITDA / margin (%)3	$61.1 / 15%	$73.5 / 18%	$95.2 / 23%
Data and Analytics	40.3 / 20%	51.0 / 25%	48.6 / 26%
Business and Information Services	36.3 / 17%	39.0 / 18%	58.6 / 24%
Corporate and Eliminations	(15.5) / NM	(16.5) / NM	(12.0) / NM

3 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 11 and following.

DATA AND ANALYTICS
Adjusted EBITDA was $40.3 million in the second quarter, down 17 percent from $48.6 million in the year-ago period.  Second quarter results reflect the May acquisition of RP Data, higher project-based revenues in the capital markets space and improved revenues in consumer services.  Adjusted EBITDA was unfavorably impacted by deferred revenues of $6.3 million and charges of $5.0 million in our marketing services business.  Additionally, higher project-related expenses and higher credit bureau-related fees impacted the segment’s profitability.

Adjusted revenues for the segment were $203.3 million, compared with $188.3 million in the year-ago period.  Risk and fraud analytics group adjusted revenues were $119.5 million, which included $10.7 million from the acquisition of RP Data.  Adjusted revenues from the risk and fraud analytics group were $102.2 million in the second quarter of 2010, an increase of 7 percent over the prior year period.  The year-over-year increase in adjusted revenue reflects higher data licensing fees and project-based revenues related to document retrieval solutions and other services.  Specialty finance group adjusted revenues decreased 3 percent to $83.8 million from $86.1 million in the year-ago period as stronger consumer services revenues from credit monitoring were offset by weaker results in marketing services.  Adjusted revenues in the specialty finance group were also impacted by lower mortgage credit reporting volumes and a lower number of active realtors.

Adjusted EBITDA margin for the segment was 20 percent, down from 26 percent in the year-ago period.  Adjusted EBITDA margin in the risk and fraud analytics group increased to 33 percent from 32 percent reflecting higher data licensing revenues, the RP Data acquisition and cost savings related to data center consolidation.  Adjusted EBITDA margin in the specialty finance group was 1 percent, down from 18 percent in the year-ago period.  Lower adjusted EBITDA margin primarily reflects the impacts of deferred revenues and charges for certain accounts receivable balances associated with the company’s marketing services business.  Higher credit bureau fees and increased technology infrastructure spending also negatively impacted the segment’s profitability in the quarter.

BUSINESS AND INFORMATION SERVICES
Adjusted EBITDA was $36.3 million in the second quarter, down 38 percent from $58.6 million in the year-ago period.  These results reflect significant declines in appraisal and default-related services.

Adjusted revenues from the mortgage origination services group decreased 20 percent to $104.4 million from $130.4 million in the year-ago period.  Appraisal services revenues declined 42 percent from the year-ago period primarily reflecting the decision to exit certain client relationships where mutually acceptable commercial terms were not reached.  Revenues from escrow services, which include tax services and flood data, were down 6 percent compared to declines in industry mortgage originations of approximately 25 percent.  In addition to volume declines, these lower revenues also reflect slower deferred revenue recognition in tax services associated with a smaller life-of-loan servicing pool.

Adjusted revenues in the default and technology services group fell 7 percent to $104.1 million from $111.9 million in the year-ago period.  Excluding acquisitions, adjusted revenues declined 16 percent from the year-ago period.  Contributing to this decline was a 41 percent year-over-year decline in broker price opinion volumes as two major clients moved to in-source business, and changing market conditions reduced the demand for valuation services.  Partially offsetting these declines were higher revenues from field services.

Adjusted EBITDA margin for the segment was 17 percent, down from 24 percent in the year-ago period.  Adjusted EBITDA margin in the mortgage originations services group decreased to 20 percent from 25 percent primarily reflecting lower earnings in the company’s national joint ventures.  Lower joint venture earnings reflect lower mortgage industry volumes and the closure by a major joint venture customer of an origination division that focused on Federal Housing Administration loans.  Partially offsetting these losses were benefits associated with cost control initiatives.  Adjusted EBITDA margin in the default and technology group decreased to 15 percent from 24 percent as a result of an unfavorable shift in product mix more heavily weighted towards lower-margin field services and default outsourcing services.

LIQUIDITY AND CAPITAL RESOURCES
During the second quarter, CoreLogic repurchased a total of 8.7 million shares of common stock for $161 million.  At August 4th, 2011 there were approximately 106 million shares of common stock outstanding.

At June 30, 2011, CoreLogic had cash on its balance sheet of $171 million.  Total debt as of June 30, 2011, was $939 million and available capacity on the credit facility was approximately $500 million.  On May 23, 2011, the company issued $400 million in senior notes and used the proceeds primarily for repayment of debt.

ACQUISITIONS
During the second quarter of 2011, CoreLogic completed its acquisition of the remaining 60 percent interest in Australian-based RP Data Limited for $157.2 million.

Teleconference/Webcast
The CoreLogic management team will host a live webcast and conference call on Thursday, August 4, 2011, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss these results. All interested parties are invited to listen to the live event via webcast on the CoreLogic website at http://investor.corelogic.com. The discussion is also available through dial-in number 1-800-510-0178 for U.S./Canada participants or 617-614-3450 for international participants using Conference ID 40337720.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 66867510.

Additional detail on the company’s second quarter financial results is included in the quarterly supplement, available on the Investor Relations page at http://investor.corelogic.com.

About CoreLogic
CoreLogic is a leading provider of consumer, financial and property information, analytics and services to business and government. The company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations.  The company, headquartered in Santa Ana, Calif., has more than 10,000 employees globally with 2010 revenues of $1.6 billion. For more information visit www.corelogic.com.

Web Site Disclosure
CoreLogic posts information of interest to investors at http://investor.corelogic.com.

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the company’s outlook, including overall financial performance, future growth, and earnings and revenue growth performance; statements related to estimated cost savings as a result of cost savings initiatives; the anticipated completion of our sale of certain assets to Cognizant and the entry into an outsourcing agreement with them. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2010, as updated by our Quarterly Reports on Form 10-Q, including but not limited to:

•	limitations on access to data from external sources, including government and public record sources;

•
changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of  public records and consumer data which may, among other things, limit the manner in which we conduct business with our customers;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;

•
difficult conditions in the mortgage and consumer credit industry, including the continued decline in mortgage applications, declines in the level of loans seriously delinquent and continued delays in the default cycle, the state of the securitization market, increased unemployment, and conditions in the economy generally;

•	our ability to bring new products to market and to protect proprietary technology rights;

•	our ability to identify suitable acquisition targets, obtain necessary capital and complete such transactions on satisfactory terms;

•
risks related to our international operations and the anticipated outsourcing of various business process and information technology services to third parties, including potential disruptions to services and customers and inability to achieve cost savings;

•	consolidation among our significant customers and competitors;

•	impairments in our goodwill or other intangible assets; and

•
the inability to realize the benefits of the spin-off transaction as a result of the factors described immediately above, as well as, among other factors, increased borrowing costs, competition between the resulting companies, increased operating or other expenses or the triggering of rights and obligations by the transaction or any litigation arising out of or related to the separation.

The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures
This press release contains certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (GAAP), including adjusted revenue which includes equity in earnings of affiliates; adjusted EBITDA, adjusted EBITDA margin and adjusted pretax margin which is adjusted to exclude historical corporate expense of the spun-off businesses, net realized investment gains/losses, employee separation costs, and other adjustments. Although these exclusions represent actual losses or expenses to the company, they may mask the periodic income and financial and operating trends associated with the company’s business. To compensate for the inherent limitations of these non-GAAP measures, the company uses them in conjunction with the corresponding GAAP measures.

The company is presenting these non-GAAP financial measures because the company believes that they provide the company’s management and investors with additional insight into the operational performance of the company relative to earlier periods. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this press release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Alyson Austin Corporate Communications 714-250-6180	Investor Contact: Dan Smith Investor Relations 703-610-5410

(ADDITIONAL FINANCIAL DATA FOLLOWS)

CORELOGIC, INC
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended June 30,
($ in Thousands)	2011	2010

Operating Revenues	$396,402	$410,976
Operating Expenses
External costs of revenue	122,603	126,842
Salaries and benefits	155,313	141,125
Other operating expenses	87,413	88,587
Depreciation and amortization	28,463	27,632
Total operating expenses	391,792	384,186
Interest expense, net	(21,845)	(9,275)
Gain/ (loss) on investment and other income	60,041	(5,520)
Income from continuing operations	42,806	11,995
Provision for income taxes	16,792	11,047
Income from continuing operations before equity in earnings of affiliates	26,014	948
Equity in earnings of affiliates, net of tax	5,719	8,562
Income from continuing operations	31,733	9,510
Income from discontinued operations, net of tax	-	23,935
Net income	31,733	33,445
Less: Net income attributable to noncontrolling interests	248	9,035
Net income attributable to CoreLogic	$31,485	$24,410

Earnings per share:
Basic	$0.29	$0.22
Diluted	$0.29	$0.22

Weighted average shares:
Basic	108.0	108.9
Diluted	108.6	109.7

CORELOGIC, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

($ in Thousands)	June 30, 2011	December 31, 2010

Assets
Current Assets:
Cash and cash equivalents	$170,889	$447,145
Marketable securities	36,236	75,221
Accounts receivable (Less Allowance)	225,770	217,351
Prepaid expenses and other current assets	63,822	44,543
Income tax receivable	20,320	30,587
Deferred income tax assets, current	19,835	19,835
Total current assets	536,872	834,682
Property and equipment, net	243,596	211,450
Goodwill	1,627,583	1,444,993
Other identifiable intangible assets, net	201,514	132,689
Capitalized data and database costs, net	305,789	211,331
Investment in affiliates	142,703	165,709
Deferred income tax assets, long-term	34,544	17,000
Restricted cash	23,975	21,095
Other assets	145,176	180,883
Total assets	$3,261,752	$3,219,832

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	158,316	137,578
Accrued salaries and benefits	77,797	81,949
Deferred revenue, current	214,468	186,558
Noncontrolling interests	-	72,000
Current portion of long-term debt	29,473	233,452
Due to FAFC, net	-	18,097
Total current liabilities	480,054	729,634
Long-term debt, net of current portion	909,667	487,437
Deferred revenue, net of current portion	329,369	350,827
Deferred tax liabilities, long term	32,027	994
Other liabilities	107,194	104,245
Total liabilities	$1,858,311	$1,673,137

Total equity	1,403,441	$1,546,695
Total liabilities and equity	$3,261,752	$3,219,832

SIGNIFICANT ADJUSTMENTS BETWEEN GAAP & AS ADJUSTED RESULTS

($ in Thousands)	June 30, 2011	Description

Revenue
Re-class of Equity in Earnings of Affiliates	$9,528	Reflects GAAP equity in earnings of affiliates before tax as a component of revenue
Adjust Equity in Earnings of Affiliates	$2,562	Adjust RP Data equity in earnings for pre-merger-related expenses
Expenses
Salaries and benefits	$3,755	Restructuring related severance and retention expenses
Professional, legal and litigation	$4,655	Litigation settlements and acquisition related professional fees
Interest expense	$10,195	Write-off of deferred financing fees associated with the company's prior credit facility
Non-capitalized efficiency investments	$7,488	Expenses related to announced one-time efficiency investments
Gain (Loss) on Investment and Other Income
Acquisition of RP Data	($59,961)	Gain on initial investment in RP Data related to May acquisition
Total impact to pretax income	($21,778)

Provision for income taxes	($1,025)	Taxes on adjusted RP Data JV equity in earnings prior to acquisition

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	2Q11	1Q11	2Q10
Net income (loss)	$31,485	$23,255	$24,410
Less: Discontinued operations	-	-	23,934
Plus: Noncontrolling interests	248	817	9,035
Income tax provision*	20,602	39,122	16,685
Interest expense, net	21,845	7,587	9,275
Depreciation & amortization	28,463	25,211	27,632
Other significant adjustments	(41,501)	(22,462)	2,429
Legacy FAC Corporate Costs	-	-	29,700

Adjusted EBITDA	$61,142	$73,530	$95,232

*Includes income tax provision associated with equity in earnings of affiliates.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	$396,402	$0	$12,091	$408,493
Salaries and Benefits	153,313	(3,767)	0	149,546
Other Operating	210,016	(12,131)	0	197,885
Depr. and Amort.	28,463	0	0	28,463
Impairment Loss	0	0	0	0
Total Operating exp.	$391,792	($15,898)	$0	$375,894
Interest Expense, Net	21,845	(10,195)	0	11,650
Other Income	60,041	(59,961)	0	80
Pre-tax Income	$42,806	($33,868)	$12,091	$21,029
Provision for Income Taxes	(16,792)	0	(4,835)	(21,627)
Equity in Earnings of Affiliates, Net of Tax	5,719	1,537	(7,256)	0
Income from Continuing Operations	$31,733	($32,331)	$0	($598)
Pre-tax margin	11%			5%
+ Adj. Interest Exp.				11,650
+ Adj. Depr. and Amort.				28,463
= Adj. EBITDA				$61,142
Adj. EBITDA Margin				15%
*Includes restructuring-related severance and retention expenses of $3,755, professional fees associated with acquisitions and litigation settlements of $4,655, costs related to non-capitalized investments of $7,488, write-off of deferred financing fees of $10,195, gain on initial investment in RP Data Limited and other net investment gains of $59,961 and adjustment of RP Data Limited equity in earnings for pre-merger-related expenses, net of tax, of $1,537.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$403,994	$0	$10,557	$414,551
Salaries and Benefits	153,069	(2,764)	0	150,304
Other Operating	196,349	(4,131)	0	192,218
Depr. and Amort.	25,211	0	0	25,211
Impairment Loss	0	0	0	0
Total Operating exp.	$374,629	($6,895)	$0	$367,734
Interest Expense, Net	7,587	0	0	7,587
Other Income	30,860	(29,357)	0	1,502
Pre-tax Income	$52,638	($22,462)	$10,557	$40,732
Provision for Income Taxes	(34,899)	14,040	(4,223)	(25,082)
Equity in Earnings of Affiliates, Net of Tax	6,334	0	(6,334)	0
Income from Continuing Operations	$24,073	($8,422)	$0	$15,651
Pre-tax margin	13%			10%
+ Adj. Interest Exp.				7,587
+ Adj. Depr. and Amort.				25,211
= Adj. EBITDA				$73,530
Adj. EBITDA Margin				18%
*Includes severance of $2,764, fees paid to amend existing credit facility of $782, expenses associated with non-capitalized investments of $2,974, net legal expenses of $375, gain on sale of securities of $24,896, unrealized gain on foreign currency hedge of RP Data Limited purchase price of $1,302 and loss on sale of subsidiary of $488.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corporate Exp. and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	$410,976	($3,315)	$14,201	$421,862
Salaries and Benefits	141,125	(3,098)	0	138,027
Other Operating	215,429	(26,100)	0	189,329
Depr. and Amort.	27,632	(2,228)	0	25,404
Impairment Loss	0	0	0	0
Total Operating exp.	$384,186	($31,426)	$0	$352,761
Interest Expense, Net	9,275	(5,188)	0	4,087
Other Income	(5,520)	6,246	0	726
Pre-tax Income	$11,995	$39,544	$14,201	$65,740
Provision for Income Taxes	(11,047)	0	(5,639)	(16,685)
Equity in Earnings of Affiliates, Net of Tax	8,562	0	(8,562)	0
Income from Continuing Operations	$9,510	$39,544	$0	$49,055
Pre-tax margin	3%			16%
+ Adj. Interest Exp.				4,087
+ Adj. Depr. and Amort.				25,404
= Adj. EBITDA				$95,232
Adj. EBITDA Margin				23%
*Includes net Legacy FAC expenses of $37,115, severance of $1,029 and losses on closure of a national joint venture of $1,400.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DATA AND ANALYTICS

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	$200,016	$0	$3,333	$203,348
Salaries and Benefits	58,455	(734)	0	57,721
Other Operating	106,212	(889)	0	105,323
Depr. and Amort.	17,090	0	0	17,090
Total Operating Exp.	$181,757	($1,623)	$0	$180,134
Interest Expense, Net	44	0	0	44
Other Income	82	(83)	0	(1)
Pre-tax Income	$18,297	$1,540	$3,333	$23,169
Pre-tax Margin	9%			11%
+ Adj. interest exp.				44
+ Adj. depr. and amort.				17,090
= Adj. EBITDA				$40,303
Adj. EBITDA Margin				20%
*Includes restructuring-related severance and retention expenses of $734, net legal settlements of $889 and gain on sale of investment of $83.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$203,227	$0	$2,439	$205,665
Salaries and Benefits	54,297	(140)	0	54,158
Other Operating	100,816	(375)	0	100,441
Depr. and Amort.	15,299	0	0	15,299
Total Operating Exp.	$170,413	($515)	$0	$169,898
Interest Expense, Net	(618)	0	0	(618)
Other Income	24,814	(24,896)	0	(82)
Pre-tax Income	$58,247	($24,382)	$2,439	$36,303
Pre-tax Margin	29%			18%
+ Adj. interest exp.				(618)
+ Adj. depr. and amort.				15,299
= Adj. EBITDA				$50,984
Adj. EBITDA Margin				25%
*Includes severance of $140, net legal expenses of $375 and gain on sale of marketable securities of $24,896.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DATA AND ANALYTICS

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corp. Expense and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	$188,063	$0	$197	$188,259
Salaries and Benefits	54,661	(134)	0	54,527
Other Operating	85,087	0	0	85,087
Depr. and Amort.	14,814	0	0	14,814
Total Operating Exp.	$154,562	($134)	$0	$154,428
Interest Expense, Net	456	0	0	456
Other Income	0	0	0	0
Pre-tax Income	$33,045	$134	$197	$33,376
Pre-tax Margin	18%			18%
+ Adj. interest exp.				456
+ Adj. depr. and amort.				14,814
= Adj. EBITDA				$48,646
Adj. EBITDA Margin				26%
*Includes severance of $134.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR BUSINESS AND INFORMATION SERVICES

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	$199,791	$0	$8,706	$208,497
Salaries and Benefits	51,886	(1,672)	0	50,214
Other Operating	122,209	(230)	0	121,979
Depr. and Amort.	6,603	0	0	6,603
Total Operating Exp.	$180,698	($1,902)	$0	$178,796
Interest Expense, Net	(748)	0	0	(748)
Other Income	8	0	0	8
Pre-tax Income	$19,849	$1,902	$8,706	$30,456
Pre-tax Margin	10%			15%
+ Adj. interest exp.				(748)
+ Adj. depr. and amort.				6,604
= Adj. EBITDA				$36,312
Adj. EBITDA Margin				17%
*Includes restructuring-related severance and retention expenses of $1,672 and costs related to non-capitalized investments of $230.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$206,322	$0	$8,051	$214,372
Salaries and Benefits	51,440	(977)	0	50,463
Other Operating	124,908	0	0	124,908
Depr. and Amort.	5,065	0	0	5,065
Total Operating Exp.	$181,412	($977)	$0	$180,435
Interest Expense, Net	(862)	0	0	(862)
Other Income	(480)	488	0	0
Pre-tax Income	$25,292	$1,465	$8,051	$34,807
Pre-tax Margin	12%			16%
+ Adj. interest exp.				(862)
+ Adj. depr. and amort.				5,065
= Adj. EBITDA				$39,010
Adj. EBITDA Margin				18%
*Includes severance of $977 and loss on sale of a subsidiary of $488.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR BUSINESS AND INFORMATION SERVICES

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corp. Expense and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	$228,064	$0	$14,305	$242,369
Salaries and Benefits	52,647	(29)	0	52,617
Other Operating	131,360	0	0	131,360
Depr. and Amort.	5,303	0	0	5,303
Total Operating Exp.	$189,309	($29)	$0	$189,280
Interest Expense, Net	23	0	0	23
Other Income	(1,215)	1,400	0	185
Pre-tax Income	$37,517	$1,429	$14,305	$53,252
Pre-tax Margin	16%			22%
+ Adj. interest exp.				23
+ Adj. depr. and amort.				5,303
= Adj. EBITDA				$58,576
Adj. EBITDA Margin				24%
*Includes severance of $29 and loss on closure of a national joint venture of $1,400.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CORPORATE AND ELIMINATIONS

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	($3,405)	$0	$52	($3,353)
Salaries and Benefits	42,972	(1,361)	0	41,611
Other Operating	(18,405)	(11,012)	0	(29,417)
Depr. and Amort.	4,770	0	0	4,770
Total Operating Exp.	$29,337	($12,373)	$0	$16,963
Interest Expense, Net	22,548	(10,195)	0	12,353
Other Income	59,951	(59,878)	0	73
Pre-tax Income	$4,661	($37,310)	$52	($32,596)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				12,353
+ Adj. depr. and amort.				4,770
= Adj. EBITDA				($15,473)
Adj. EBITDA Margin				N/M
*Includes restructuring-related severance and retention expenses of $1,349, professional fees associated with acquisitions of $3,766, costs related to non-capitalized investments of $7,258, write-off of deferred financing fees of $10,195 and gain on initial investment in RP Data Limited and other net investment gains of $59,878.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	($5,555)	$0	$68	($5,487)
Salaries and Benefits	47,332	(1,648)	0	45,684
Other Operating	(29,375)	(3,757)	0	(33,131)
Depr. and Amort.	4,847	0	0	4,847
Total Operating Exp.	$22,805	($5,404)	$0	$17,400
Interest Expense, Net	9,067	0	0	9,067
Other Income	6,526	(4,950)	0	1,576
Pre-tax Income	($30,901)	$454	$68	($30,379)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				9,067
+ Adj. depr. and amort.				4,847
= Adj. EBITDA				($16,464)
Adj. EBITDA Margin				N/M
*Includes severance of $1,648, costs related to non-capitalized investments of $3,757, unrealized gain on foreign currency hedge of RP Data Limited purchase price of $1,302, and other realized gains of $3,648.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CORPORATE AND ELIMINATIONS

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corp. Expense and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	($5,151)	($3,315)	($301)	($8,766)
Salaries and Benefits	33,817	(2,934)	0	30,883
Other Operating	(1,017)	(26,100)	0	(27,117)
Depr. and Amort.	7,515	(2,228)	0	5,287
Total Operating Exp.	$40,315	($31,262)	$0	$9,053
Interest Expense, Net	8,797	(5,188)	0	3,609
Other Income	(4,304)	4,846	0	541
Pre-tax Income	($58,567)	$37,981	($301)	($20,887)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				3,609
+ Adj. depr. and amort.				5,287
= Adj. EBITDA				($11,990)
Adj. EBITDA Margin				N/M
*Includes net Legacy FAC expenses of $37,115 and severance of $865.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR RISK AND FRAUD ANALYTICS GROUP

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	$117,561	$0	$1,970	$119,531
Salaries and Benefits	40,137	(224)	0	39,914
Other Operating	40,334	(153)	0	40,182
Depr. and Amort.	13,020	0	0	13,020
Total Operating Exp.	$93,491	($376)	$0	$93,115
Interest Expense, Net	129	0	0	129
Other Income	82	(83)	0	(1)
Pre-tax Income	$24,023	$294	$1,970	$26,287
Pre-tax Margin	20%			22%
+ Adj. interest exp.				129
+ Adj. depr. and amort.				13,020
= Adj. EBITDA				$39,435
Adj. EBITDA Margin				33%
*Includes restructuring-related severance and retention expenses of $224, net litigation settlements of $153 and gain on sale of investment of $83.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$104,949	$0	$1,276	$106,225
Salaries and Benefits	35,717	(1)	0	35,716
Other Operating	37,944	50	0	37,994
Depr. and Amort.	10,603	0	0	10,603
Total Operating Exp.	$84,265	$49	$0	$84,313
Interest Expense, Net	(535)	0	0	(535)
Other Income	(82)	0	0	(82)
Pre-tax Income	$21,137	($49)	$1,276	$22,364
Pre-tax Margin	20%			21%
+ Adj. interest exp.				(535)
+ Adj. depr. and amort.				10,603
= Adj. EBITDA				$32,433
Adj. EBITDA Margin				31%
*Includes severance of $1 and net release of legal expenses of $50.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR RISK AND FRAUD ANALYTICS GROUP

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corp. Expense and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	$101,292	$0	$869	$102,161
Salaries and Benefits	35,216	(7)	0	35,209
Other Operating	34,141	0	0	34,141
Depr. and Amort.	10,253	0	0	10,253
Total Operating Exp.	$79,610	($7)	$0	$79,604
Interest Expense, Net	382	0	0	382
Other Income	0	0	0	0
Pre-tax Income	$21,300	$7	$869	$22,175
Pre-tax Margin	21%			22%
+ Adj. interest exp.				382
+ Adj. depr. and amort.				10,253
= Adj. EBITDA				$32,811
Adj. EBITDA Margin				32%
*Includes severance of $7.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR SPECIALTY FINANCE SOLUTIONS GROUP

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	$82,455	$0	$1,363	$83,818
Salaries and Benefits	18,318	(511)	0	17,808
Other Operating	65,878	(736)	0	65,142
Depr. and Amort.	4,070	0	0	4,070
Total Operating Exp.	$88,266	($1,247)	$0	$87,020
Interest Expense, Net	(84)	0	0	(84)
Other Income	0	0	0	0
Pre-tax Income	($5,727)	$1,247	$1,363	($3,118)
Pre-tax Margin	-7%			-4%
+ Adj. interest exp.				(84)
+ Adj. depr. and amort.				4,070
= Adj. EBITDA				$868
Adj. EBITDA Margin				1%
*Includes restructuring-related severance and retention expenses of $511 and litigation settlement of $736.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$98,278	$0	$1,163	$99,441
Salaries and Benefits	18,580	(138)	0	18,442
Other Operating	62,872	(425)	0	62,447
Depr. and Amort.	4,696	0	0	4,696
Total Operating Exp.	$86,148	($563)	$0	$85,585
Interest Expense, Net	(84)	0	0	(84)
Other Income	24,896	(24,896)	0	(0)
Pre-tax Income	$37,110	($24,333)	$1,163	$13,939
Pre-tax Margin	38%			14%
+ Adj. interest exp.				(84)
+ Adj. depr. and amort.				4,696
= Adj. EBITDA				$18,552
Adj. EBITDA Margin				19%
*Includes severance of $138, legal expenses of $425 and gain on sale of securities of $24,896.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR SPECIALTY FINANCE SOLUTIONS GROUP

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corp. Expense and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	$86,770	$0	($672)	$86,098
Salaries and Benefits	19,445	(128)	0	19,318
Other Operating	50,946	0	0	50,946
Depr. and Amort.	4,561	0	0	4,561
Total Operating Exp.	$74,952	($128)	$0	$74,824
Interest Expense, Net	74	0	0	74
Other Income	0	0	0	0
Pre-tax Income	$11,744	$128	($672)	$11,200
Pre-tax Margin	14%			13%
+ Adj. interest exp.				74
+ Adj. depr. and amort.				4,561
= Adj. EBITDA				$15,835
Adj. EBITDA Margin				18%
*Includes severance of $128.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR MORTGAGE ORIGINATION SERVICES GROUP

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	$95,648	$0	$8,784	$104,432
Salaries and Benefits	31,931	(1,266)	0	30,665
Other Operating	52,999	(230)	0	52,768
Depr. and Amort.	3,476	0	0	3,476
Total Operating Exp.	$88,405	($1,496)	$0	$86,910
Interest Expense, Net	(696)	0	0	(696)
Other Income	8	0	0	8
Pre-tax Income	$7,947	$1,496	$8,784	$18,227
Pre-tax Margin	8%			17%
+ Adj. interest exp.				(696)
+ Adj. depr. and amort.				3,476
= Adj. EBITDA				$21,006
Adj. EBITDA Margin				20%
*Includes restructuring-related severance and retention expenses of $1,266 and costs related to non-capitalized investments of $230.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$103,671	$0	$8,068	$111,740
Salaries and Benefits	34,283	(231)	0	34,052
Other Operating	55,902	0	0	55,902
Depr. and Amort.	3,444	0	0	3,444
Total Operating Exp.	$93,629	($231)	$0	$93,398
Interest Expense, Net	(913)	0	0	(913)
Other Income	10	0	0	10
Pre-tax Income	$10,966	$231	$8,068	$19,265
Pre-tax Margin	11%			17%
+ Adj. interest exp.				(913)
+ Adj. depr. and amort.				3,444
= Adj. EBITDA				$21,796
Adj. EBITDA Margin				20%
*Includes severance of $231.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR MORTGAGE ORIGINATION SERVICES GROUP

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corp. Expense and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	$116,473	$0	$13,971	$130,444
Salaries and Benefits	39,626	(11)	0	39,615
Other Operating	58,772	0	0	58,772
Depr. and Amort.	3,692	0	0	3,692
Total Operating Exp.	$102,090	($11)	$0	$102,079
Interest Expense, Net	23	0	0	23
Other Income	(1,215)	1,400	0	185
Pre-tax Income	$13,145	$1,411	$13,971	$28,527
Pre-tax Margin	11%			22%
+ Adj. interest exp.				23
+ Adj. depr. and amort.				3,692
= Adj. EBITDA				$32,242
Adj. EBITDA Margin				25%
*Includes severance of $11 and loss related to a national joint venture of $1,400.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DEFAULT AND TECHNOLOGY SERVICES GROUP

(Unaudited) ($ thousands)	2Q11 as Reported	2Q11 Adjustments*	2Q11 Reclass. of Equity in Earnings of Affiliates	2Q11 as Adjusted
Revenue	$104,143	$0	($78)	$104,065
Salaries and Benefits	19,955	(406)	0	19,549
Other Operating	69,211	0	0	69,211
Depr. and Amort.	3,128	0	0	3,128
Total Operating Exp.	$92,293	($406)	$0	$91,887
Interest Expense, Net	(51)	0	0	(51)
Other Income	0	0	0	0
Pre-tax Income	$11,901	$406	($78)	$12,229
Pre-tax Margin	11%			12%
+ Adj. interest exp.				(51)
+ Adj. depr. and amort.				3,128
= Adj. EBITDA				$15,306
Adj. EBITDA Margin				15%
*Includes severance of $406.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$102,650	$0	($18)	$102,633
Salaries and Benefits	17,157	(746)	0	16,411
Other Operating	69,005	0	0	69,005
Depr. and Amort.	1,621	0	0	1,621
Total Operating Exp.	$87,783	($746)	$0	$87,037
Interest Expense, Net	51	0	0	51
Other Income	(491)	488	0	(2)
Pre-tax Income	$14,326	$1,234	($18)	$15,543
Pre-tax Margin	14%			15%
+ Adj. interest exp.				51
+ Adj. depr. and amort.				1,621
= Adj. EBITDA				$17,214
Adj. EBITDA Margin				17%
*Includes severance of $746 and loss on sale of a subsidiary of $488.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DEFAULT AND TECHNOLOGY SERVICES GROUP

(Unaudited) ($ thousands)	2Q10 as Reported	2Q10 Historical Corp. Expense and Other Adjustments*	2Q10 Reclass. of Equity in Earnings of Affiliates	2Q10 as Adjusted
Revenue	$111,590	$0	$334	$111,924
Salaries and Benefits	13,021	(18)	0	13,002
Other Operating	72,588	0	0	72,588
Depr. and Amort.	1,610	0	0	1,610
Total Operating Exp.	$87,219	($18)	$0	$87,200
Interest Expense, Net	(0)	0	0	(0)
Other Income	0	0	0	0
Pre-tax Income	$24,372	$18	$334	$24,725
Pre-tax Margin	22%			22%
+ Adj. interest exp.				(0)
+ Adj. depr. and amort.				1,610
= Adj. EBITDA				$26,334
Adj. EBITDA Margin				24%
*Includes severance of $18.